CERTIFICATE OF DESIGNATION

                          OF 12% SERIES C-1 CONVERTIBLE

                          PARTICIPATING PREFERRED STOCK

                                       OF

                             AMERICAN SKIING COMPANY

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

               AMERICAN SKIING COMPANY, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Serial Preferred Stock, $.01 par value per share, designated 12% Series C-1 Convertible Participating Preferred Stock:

               RESOLVED, that the series of authorized Preferred Stock, par value $.01 per share, designated 12% Series C-1 Convertible Participating Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

         A. The Corporation shall have authority to issue 40,000 shares of 12% of Series C-1 Convertible Participating Preferred Stock, $.01 par value per share (the "Series C-1 Preferred Stock"); and

         B. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series C-1 Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.     Definitions.

               As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Accretion Amounts" shall mean the sum of all amounts added to the Liquidation Price pursuant to Section 3.

               "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

               "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

               "Beneficially Own" has the meaning set forth below:

               A Person shall be deemed to "Beneficially Own" any securities:

               (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

               (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

               (iii) which such  Person or any of such  Person's  Affiliates  or
Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

               "Board of Directors" shall mean the board of directors of the Corporation.

               "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the Corporation's capital stock, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Corporation; provided, that, for so long as any Senior Subordinated Notes are outstanding, a Change of Control shall not be deemed to occur for purposes of this Certificate of Designation unless the same event or transaction shall also have caused a "Change of Control" to have occurred for purposes of the Senior Subordinated Note Indenture, and the Corporation shall be required to make a "Change of Control Offer" as provided therein.

               "Change of Control  Notice"  shall have the  meaning set forth in
Section 5(c).

               "Change of Control  Price"  shall have the  meaning  set forth in
Section 5(c).

               "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

               "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

               "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

               "Conversion  Date"  shall have the meaning  specified  in Section
9(b).

               "Conversion Price" shall mean the applicable price at which Conversion Shares shall be delivered upon conversion of shares of the Series C-1 Preferred Stock as specified in Section 9(a).

               "Conversion Shares" shall have the meaning specified in Section 9(a).

               "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 9(c)(iv).

               "Default  Voting  Event"  shall  have the  meaning  specified  in
Section 6(b)(ii).

               "Definitive Agreements" shall mean the Purchase Agreement, the Registration Rights Agreement, the Junior Subordinated Note Indenture and the Junior Subordinated Notes.

               "Distribution Date" shall have the meaning specified in Section 9(c)(iii).

               "Dividend Rate" shall have the meaning specified in Section 3.

               "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, or any securities that have similar common equity features, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee thereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

               "Holders"  shall mean the  holders  of the  Series C-1  Preferred
Stock.

               "Issue Date" shall mean the original date of issuance of the Series C-1 Preferred Stock.

               "Junior Preferred" shall have the meaning specified in Section 2.

               "Junior Stock" shall have the meaning specified in Section 2.

               "Junior Subordinated Note Indenture" means the Indenture dated as of the Closing Date (as defined in the Purchase Agreement) relating to the Junior Subordinated Notes, between the Corporation as issuer and Oak Hill Capital Partners, L.P. as initial trustee.

               "Junior   Subordinated   Notes"   means   the   11.3025%   Junior
Subordinated  Convertible  Notes due issued pursuant to the Junior  Subordinated
Note Indenture.

               "Legal Holiday" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

               "Liquidation Price" shall mean for each share of Series C-1 Preferred Stock, as of any date, an amount equal to $1,000 per share, plus (x) the aggregate Accretion Amounts through such date and (y) all accrued and unpaid dividends to such date, whether or not declared, to the extent such accrued and unpaid dividends are not taken into account in determining the Accretion Amounts under clause (x).

               "Liquidation Right" shall mean for each share of Series C-1 Preferred Stock the greater of (i) the Liquidation Price and (ii) the amount that would be received in liquidation following conversion of a share of Series C-1 Preferred Stock into Common Stock.

               "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Series C-1 Preferred Stock.

               "Mandatory  Redemption"  shall  have  the  meaning  specified  in
Section 5(a).

               "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

               "Notice" shall have the meaning specified in Section 5(b).

               "NYSE" shall mean the New York Stock Exchange.

               "Parity  Securities"  shall have the meaning specified in Section
4.

               "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

               "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

               "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

               "Purchase   Agreement"   shall  mean  the   Securities   Purchase
Agreement, dated as of July 15, 2001, between the Corporation and the Stockholders.

               "Redemption Price" shall have the meaning specified in Section 5(b).

               "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Closing Date (as defined in the Purchase Agreement), between the Corporation and the Stockholders.

               "Repriced   Preferred   Stock"  shall  mean  the  10.5%  Repriced
Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

               "Rights" shall have the meaning specified in Section 9(c)(iii).

               "Senior  Liquidation  Stock" shall have the meaning  specified in
Section 4.

               "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999, and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Corporation, as issuers, several of the Corporation's subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

               "Senior Subordinated Notes" means the Corporation's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

               "Series  B  Preferred   Stock"  shall  mean  the  8.5%  Series  B
Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

               "Series C-1 Default Preferred Directors" shall have the meaning specified in Section 6(b)(ii).

               "Series C-1 Preferred Directors" shall have the meaning specified in Section 6(b)(i).

               "Series C-2 Preferred Stock" shall mean the 15% Series C-2 Preferred Stock, par value $0.01 per share, of the Corporation.

               "Series D Preferred Stock" shall mean the Series D Participating Preferred Stock, par value $.01 per share, of the Corporation.

               "Stockholder Director" means a director of the Corporation designated by the Stockholders and elected pursuant to the Stockholders' Agreement, or a director elected by the holders of the Series B Preferred Stock pursuant to the terms thereof.

               "Stockholders" shall mean Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates who may now or hereafter own Equity Equivalents.

               "Stockholders' Agreement" means the Stockholders' Agreement dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Corporation, Leslie B. Otten, Oak Hill Capital Partners, L.P. and the other parties identified therein.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such person or of one or more Subsidiaries of such Person (or any combination thereof).

Section 2.     Rank.

               All shares of Series C-1 Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) senior to all of the Corporation's now or hereafter issued preferred stock including, without limitation, the Series D Preferred Stock (the "Junior Preferred") except for (A) the Repriced Preferred Stock, as to which it shall rank junior, and (B) the Series B Preferred Stock and the Series C-2 Preferred Stock, as to which it shall rank pari passu, and (ii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

Section 3.     Dividends and Certain Restrictions.

               The Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at a rate per share of 12% per annum (as may be adjusted from time to time as provided in this Section 3) of the Liquidation Price (the "Dividend Rate"), which shall be fully cumulative, shall accrue and be compounded quarterly on October 31, January 31, April 30 and July 31 of each year, commencing on October 31, 2001 (except that if such date is a Saturday, Sunday or Legal Holiday, then dividends to be paid in cash will be payable on the next Business Day) to Holders of record as they appear on the stock transfer books of the Corporation on the record date for the payment of such dividend, which shall be not more than 60 nor less than 30 days preceding the payment date for such dividend, as is fixed by the Board of Directors. Dividends may, at the option of the Corporation, be paid (i) in cash at the Dividend Rate or (ii) by way of an increase in the Liquidation Price in effect as of the relevant quarterly dividend payment date in an amount calculated based on the Dividend Rate. Notwithstanding the foregoing, dividends shall be payable solely in accordance with clause (ii) if cash dividends have not been paid on the Repriced Preferred Stock on the immediately preceding dividend payment date with respect to such Repriced Preferred Stock. The Dividend Rate on the Series C-1 Preferred Stock shall be increased by 2% per annum upon a declaration of Default Voting Event as set forth in Section 6(b)(ii) for so long as such Default Voting Event remains uncured.

               In addition to the dividends described in the preceding paragraph, if the Corporation declares and pays any dividend or makes a distribution on the Company Common Stock, the Holders shall be entitled to an amount in cash, securities or other property receivable by the holders of Company Common Stock equal to the amount that the Holders would be entitled to receive if the Series C-1 Preferred Stock were fully converted into Company Common Stock on the record date for the payment of any such dividends or distribution. No dividends may be paid (or declared and set aside for payment) on the Common Stock and no other distributions may be made in respect of the Common Stock, and no Common Stock (or any rights, options or warrants to purchase Common Stock) may be redeemed, purchased or otherwise acquired for any consideration by the Corporation, unless the Corporation shall simultaneously declare and pay a dividend or make a distribution to the holders of the Series C-1 Preferred stock as provided in this paragraph, or unless, in the case of a redemption, purchase or acquisition of Common Stock, the Corporation is simultaneously redeeming, purchasing or acquiring all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock. The record date for the payment of any dividend or distribution under this Section 3 shall be not more than 60 nor less than 30 days preceding the date of payment thereof.

               On any quarterly dividend payment date, if all dividends that have accrued on the Series C-1 Preferred Stock are not paid, then such dividends shall accumulate and be added to the Liquidation Price of the Series C-1 Preferred Stock effective as of such dividend payment date and shall thereafter accrue additional dividends in respect thereof until such unpaid dividends have been paid in full. Dividends paid on shares of Series C-1 Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               Any reference to "dividend" or  "distribution"  contained in this
Section 3 shall not be deemed to include any dividend or distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's certificate of incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

Section 4.     Liquidation Right.

               In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, for each share of Series C-1 Preferred Stock the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Right, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C-1 Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series C-1 Preferred Stock (the "Senior Liquidation Stock") are fully met. If the assets of the Corporation available for distribution after the payment of the liquidation preferences of the holders of all Senior Liquidation Stock are not sufficient to pay an amount equal to the Liquidation Right to the holders of outstanding shares of Series C-1 Preferred Stock and the liquidation preferences payable to the holders of shares of capital stock of the Corporation ranking (based on relative liquidation preference) pari passu with the Series C-1 Preferred Stock, including, without limitation, the Series C-2 Preferred Stock ("Parity Securities"), then the assets of the Corporation shall be distributed ratably among the Holders and the holders of Parity Securities. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

Section 5.     Redemption.

               (a) Mandatory Redemption. The Corporation shall mandatorily redeem all of the outstanding shares of Series C-1 Preferred Stock for cash on July 31, 2007 (the "Mandatory Redemption"), at a redemption price equal to the Liquidation Price per share.

               No Mandatory Redemption pursuant to this Section 5(a) shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired, or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a Mandatory Redemption cannot occur by reason of this paragraph, the Corporation shall redeem all of the outstanding shares of Series C-1 Preferred Stock as provided herein on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or after the holders of the Repriced Preferred Stock shall have consented to such redemption.

               If, upon any Mandatory Redemption, funds are not legally available to the Corporation for redemption of all the shares of Series C-1
Preferred Stock, the Corporation shall redeem on such date, at the applicable redemption price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-1 Preferred Stock which it can lawfully redeem, and from time to time thereafter, as soon as funds are legally available, the Corporation shall redeem at the applicable redemption price shares of Series C-1 Preferred Stock pro rata among the Holders until the Corporation has redeemed the shares of Series C-1 Preferred Stock in full.

               In the event that the Corporation is in arrears in the redemption of its Series C-1 Preferred Stock pursuant to a Mandatory Redemption (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the redemption price), or a mandatory redemption cannot occur by reason of the fact that the Repriced Preferred Stock remains outstanding, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or
(ii) make any mandatory purchase or redemption of any Series C-1 Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

               Any shares of Series C-1 Preferred Stock that are not redeemed on the scheduled redemption date shall continue to be outstanding and shall accrue dividends until redeemed.

               (b) Optional Redemption. From and after the Issue Date, the Corporation shall have the right, at its option, at any time and from time to time, upon not less than 60 days' prior written notice ("Notice"), but subject to the right of the Holders to convert their shares of Series C-1 Preferred Stock into shares of Common Stock pursuant to Section 9, to redeem, out of funds legally available therefor, all or a portion of the shares of Series C-1 Preferred Stock during the 12-month period beginning on July 31 of the years indicated below (other than 2001, which shall be the period commencing on the Issue Date and ending on July 30, 2002) at the redemption prices in cash (expressed as a percentage of the Liquidation Price) set forth below (the "Redemption Price"):


                     Year                            Redemption Price

                     2001                            112%

                     2002                            109.6%

                     2003                            107.2%

                     2004                            104.8%

                     2005                            102.4%

                     2006 and thereafter             100%

               Any redemption made pursuant to this Section 5(b) shall be initiated only upon (i) the approval of a majority of the Board of Directors, provided that such approval includes the approval of a majority of the directors of the Corporation who are not designated or appointed by the Purchasers (as defined in the Purchase Agreement) or their Affiliates (so long as the Purchasers or their Affiliates are Holders) or by any other Person which is a Holder and has the ability to designate or appoint a majority of the Board of Directors or (ii) the approval of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

               No Notice shall be given, and no redemption shall be made, pursuant to this Section 5(b) unless the Corporation shall, on the date fixed for redemption, simultaneously redeem a pro rata portion (based on the aggregate liquidation preference of Series C-1 Preferred Stock and Series C-2 Preferred Stock then outstanding) of the Series C-2 Preferred Stock.

               In case of the redemption of less than all of the then outstanding Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall (subject the preceding paragraph) select the shares of Series C-1 Preferred Stock to be redeemed in accordance with any method permitted by the national securities exchange on which the shares to be redeemed are then listed, or if not so listed, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata among the Holders and the holders of shares of the Series C-2 Preferred Stock.

               The Notice shall be given by first class mail, postage prepaid, to each holder of record of the Series C-1 Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the then current Conversion Price, the place or places of payment and conversion and that payment or conversion will be made upon presentation of and surrender of the certificates evidencing the shares of Series C-1 Preferred Stock to be redeemed or converted, and that the Series C-1 Preferred Stock may be converted at any time before the close of business on such date fixed for redemption.

               Any Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series C-1 Preferred Stock receives such Notice; and failure to give such Notice by mail, or any defect in such notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Series C-1 Preferred Stock owned by other Holders to whom such Notice was duly given. On or after the date fixed for redemption as stated in such Notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such Notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares. If such Notice shall have been so mailed and if, on or prior to the redemption date specified in such Notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the Holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the redemption date, notwithstanding that any certificate for shares of the Series C-1 Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Series C-1 Preferred Stock with respect to which such Notice shall have been mailed and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series C-1 Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the date of redemption) without interest thereon.

               The Holder of any shares of Series C-1 Preferred Stock redeemed upon any exercise of the Corporation's redemption right under this Section 5(b) shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the Notice (i) the certificate(s) representing such shares of Series C-1 Preferred Stock redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C-1 Preferred Stock to the Corporation free of any adverse interests; provided, that the foregoing is subject to the other provisions of the Corporation's certificate of incorporation or the Corporation's bylaws governing lost certificates generally.

               (c)  Change  Of  Control.  Upon the  occurrence  of a  Change  of
Control, each Holder may require the Corporation to purchase such requesting Holder's Series C-1 Preferred Stock at a purchase price in cash (expressed as a percentage of the Liquidation Price) set forth below (such prices to be applicable in respect of a purchase relating to a Change of Control occurring during the 12-month period beginning on July 31 of the years indicated below, other than 2001, which shall be the period commencing on the Issue Date and ending on July 30, 2002) (the "Change of Control Price"):

                                                     Change of
                     Year                            Control Price
                     ----                            -------------
                     2001                            112.0%
                     2002                            108.9%
                     2003                            105.7%
                     2004                            102.6%
                     2005                            101.3%
                     2006 and thereafter             100.0%

               Notwithstanding the foregoing, the Change of Control Price shall not exceed 100% of the Liquidation Price unless (i) a majority of the Board of Directors, provided that such majority includes a majority of the directors of the Corporation who are not designated or appointed by the Purchasers (as defined in the Purchase Agreement) or their Affiliates or by any other Person which has the ability to designate or appoint a majority of the Board of Directors, or (ii) a majority of a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement) shall have approved the transaction(s) constituting the Change of Control; provided, that if such approval has been withheld solely or primarily to reduce the Change of Control Price, the Holders shall be entitled to receive the applicable Change of Control Price set forth in the table in the preceding paragraph.

               Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

                      (i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Series C-1 Preferred Stock at the Change of Control Price as set forth above;

                      (ii) the circumstances and relevant facts regarding such Change of Control;

                      (iii) the purchase date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

                      (iv) the instructions a Holder must follow in order to have its Series C-1 Preferred Stock purchased pursuant to this Section 5(c).

               Change of Control Notices shall otherwise be governed by the provisions set forth above in paragraph (b) relating to Notices.

               Holders electing to have Series C-1 Preferred Stock purchased under this Section 5(c) will be required to surrender such Series C-1 Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified purchase date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series C-1 Preferred Stock delivered for purchase by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series C-1 Preferred Stock purchased.

               On the purchase date specified in the Change of Control Notice, the Corporation shall purchase all the electing Holders' Series C-1 Preferred Stock at the Change of Control Price and otherwise on the terms and subject to the conditions set forth herein.

               No Change of  Control  Notice  shall be issued  pursuant  to this
Section 5(c) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a Change of Control Notice cannot be issued by reason of this paragraph, the Corporation shall deliver the Change of Control Notice on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted.

               If any Senior Subordinated Notes are outstanding or were outstanding within 91 days prior to the scheduled date of purchase under this
Section 5(c), (i) notwithstanding any other provision of this Section 5(c), the purchase date of any Series C-1 Preferred Stock shall not occur prior to the purchase date for the Senior Subordinated Notes, and (ii) no purchase or payments shall be made under this Section 5(c) so long as such payments are prohibited by the terms of the Senior Subordinated Note Indenture. Any purchase or payment not made by reason of this paragraph shall be deferred until the first date on which such purchase or payment shall be permitted to be made under the terms of the Senior Subordinated Note Indenture. If the Corporation is only permitted to purchase a portion of the Series C-1 Preferred Stock or to pay part of the Change of Control Price (including, without limitation, paying only the Liquidation Price and a portion of the premium), it shall immediately pay such portion to the Holders pro rata in accordance with the Liquidation Price of their shares.

               If, upon any Change of Control, funds are not legally available to the Corporation for purchase of the shares of Series C-1 Preferred Stock that the Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Change of Control Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series C-1 Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Change of Control Price shares of Series C-1 Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series C-1 Preferred Stock that the Holders have requested be purchased.

               If the Corporation defaults or is in arrears in its obligations under this Section 5(c), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Change of Control Price), or if the Corporation does not deliver a Change of Control Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, or if the Corporation is not permitted to purchase all of the Series C-1 Preferred Stock or to pay all or any portion of the Change of Control Price for any reason, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series C-1 Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears (including the pro rata purchase of any Series C-2 Preferred Stock required in connection with a Change of Control).

               Notwithstanding anything in this Section 5(c) to the contrary, the Corporation will not be required to pay the Change of Control Price upon a Change of Control if a third party pays the Change of Control Price in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5(c) applicable to a Change of Control Price paid by the Corporation.

               Any shares of Series C-1 Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and shall accrue dividends at the Dividend Rate, compounding quarterly as provided in Section 3, until purchased. If any shares of Series C-1 Preferred Stock are purchased on the scheduled purchase date but the Change of Control Price is not paid in full, then the unpaid portion of the Change of Control Price shall accrue dividends at the Dividend Rate (calculated as if the affected shares of series C-1 Preferred Stock were still outstanding), compounding quarterly as provided in Section 3, until paid in full.

               (d) Conflict. If there is any conflict between the provisions of this Section 5 and any applicable federal securities laws or regulations, the provisions of such federal securities laws and regulations shall apply.

Section 6.     Voting Rights.

               (a) General.

               In addition to the voting rights required under or granted by Delaware law and as otherwise provided in Section 6(b), the Holders shall vote, in person or by proxy, as a single class with the holders of the Common Stock (and any other class of equity securities which may similarly vote with the holders of the Common Stock as a single class with respect to any matter) on all matters upon which stockholders are entitled to vote, except for the election of directors (on which the Holders shall be entitled to vote as a separate class pursuant to paragraph (b) below), and shall be entitled to a number of votes per share of Series C-1 Preferred Stock equal to the number of shares of Common Stock into which the shares of the Series C-1 Preferred Stock are convertible on the record date of the determination of stockholders entitled to notice of and to vote on such matter. Any shares of Series C-1 Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights under this paragraph (a) or under paragraph (b) and shall not be counted in determining the presence of a quorum.

               (b) Class Voting Rights.

                      (i) Right To Elect Directors. The Holders shall be entitled from time to time to vote together as a class to elect the number of directors of the Corporation ("Series C-1 Preferred Directors") provided in subparagraphs (A), (B) and (C) of this Section (6)(b)(i).

                          (A) If for any reason the Stockholder Directors do not
constitute a majority of the members of the Board of Directors at any time for so long as the Stockholders Beneficially Own at least 80% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), the Holders shall be entitled to elect the smallest number of Series C-1 Preferred Directors necessary so that the Stockholder Directors and Series C-1 Preferred Directors together constitute a majority of the members of the Board of Directors.

                          (B) In the  event that  the Stockholders  Beneficially
Own less than 80% but at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), then the Holders shall be entitled to elect the number of Series C-1 Preferred Directors necessary so that the Stockholder
Directors and Series C-1 Preferred Directors together constitute at least the following percentage of the members of the Board of Directors:

                                (1) For so long as the Stockholders Beneficially
Own at least 70% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 40%;

                                (2) For so long as the Stockholders Beneficially
Own at least 60% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 331/3%;

                                (3) For so long as the Stockholders Beneficially
Own at least 40% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 25%; and

                                (4) For so long as the Stockholders Beneficially
Own at least 25% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions), 10%.

                          (C) If the Stockholders Beneficially Own less than 25%
of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date, then the Holders shall not be entitled to elect any Series C-1 Preferred Directors unless the Stockholders Beneficially Own at least 10% of both the number of shares of Series C-1 Preferred Stock and the number of shares of Series C-2 Preferred Stock that they own on the Issue Date (as these numbers may be adjusted for stock splits, stock dividends or similar transactions) and there are no Stockholder Directors, in which case the Holders shall be entitled to elect one
(1) Series C-1 Preferred Director.

                      (ii) Default Voting Rights. If, without either the consent of Majority Holders or the consent of at least one Series C-1 Preferred Director or Stockholder Director, the Corporation breaches a material covenant contained in the Definitive Agreements or the provisions of Section 6(b)(iii) hereof (each such event being a "Default Voting Event"), the Holders, following a declaration of default by the Majority Holders, will have the right to elect two Series C-1 Preferred Directors ("Series C-1 Default Preferred Directors"). In addition, the Accretion Rate on the Series C-1 Preferred Stock shall be increased by 2% per annum for so long as any Default Voting Event remains uncured by the Corporation. At such time as a Default Voting Event no longer exists, any Series C-1 Default Preferred Directors elected pursuant to this Section 6(b)(ii) shall be deemed to have automatically resigned from the Board of Directors and they shall cease to be directors of the Corporation. The Holders (voting separately as a class) will have the exclusive right to vote for and elect such Series C-1 Default Preferred Directors pursuant to a written consent or at a meeting of stockholders without any further action on the part of the Corporation or the Holders as provided below.

                      (iii) Actions Requiring Affirmative Vote. So long as shares of Series C-1 Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Corporation's certificate of incorporation or the Corporation's by-laws, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series C-1 Preferred Stock, (b) except for the Series C-2 Preferred Stock, authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-1 Preferred Stock, (c) reclassify any of its capital stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on parity with, the Series C-1 Preferred Stock or (d) issue any additional shares of Series C-1 Preferred Stock.

                      (iv) Special Meeting. Whenever the rights of the Holders to vote as a class on any matter shall vest pursuant to this Section 6(b) or Delaware law, such rights may be exercised by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series C-1 Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series C-1 Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter. In connection with any right to vote pursuant to this Section 6(b), each Holder will have one vote for each share of Series C-1 Preferred Stock held.

                      (v) Term of Office of Directors. Any Series C-1 Preferred Director or Series C-1 Default Preferred Director shall hold office for a term expiring at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by and only by, the affirmative vote of the Majority Holders of record, with the Series C-1 Preferred Stock voting as a single class, present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, or by written consent without a meeting of the Majority Holders of record, with the Series C-1 Preferred Stock voting as a single class. A special meeting of the Holders for the removal of a director elected by the Holders in accordance with this paragraph (b) and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of not less than 25% of the outstanding shares of the Series C-1 Preferred Stock taken as a single class, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series C-1 Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                      (vi) Vacancies. Any vacancy caused by the death, resignation or removal of any Series C-1 Preferred Director or Series C-1 Default Preferred Director may be filled by the remaining Series C-1 Preferred Directors and Series C-1 Default Preferred Directors or, if not so filled, or if there are no Series C-1 Preferred Directors or Series C-1 Default Preferred Directors on the Board of Directors, by and only by a vote of the Majority Holders present and voting as a single class, in person or by proxy, at a meeting of such Holders called for such purpose, or by written consent without a meeting of the Majority Holders. Unless such vacancy shall have been filled by the remaining Series C-1 Preferred Directors and Series C-1 Default Preferred Directors or by written consent as aforesaid, such meeting shall be called by the Secretary of the Corporation at the earliest practicable date after such death, resignation or removal, and in any event within 10 days after the receipt of a written request signed by the Holders of record of at least 25% of the outstanding shares of the Series C-1 Preferred Stock taken as a single class.

                      (vii) Stockholders' Right To Call Meeting. If any meeting of the Holders required by this paragraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series C-1 Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series C-1 Preferred Stock may designate in writing a Holder of the Series C-1 Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series C-1 Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series C-1 Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series C-1 Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                      (viii) Quorum. At any meeting of the Holders called in accordance with the provisions of this paragraph (b) for the election or removal of directors, the presence in person or by proxy of the Majority Holders with the Holders of Series C-1 Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section 7.     Outstanding Shares.

               For purposes of this Certificate of Designation, all shares of Series C-1 Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5(b), all shares of Series C-1 Preferred Stock that have been so called for redemption under Section 5(b) if funds necessary for payment of the Redemption Price have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (ii) from the date of registration of transfer, all shares of Series C-1 Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

Section 8.     Status of Acquired Shares.

               The Corporation shall take all such actions as are necessary to cause any shares of Series C-1 Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9, or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series C-1 Preferred Stock unless the other provisions of this Certificate of Designation have been complied with.

Section 9.     Conversion.

               (a) Except as  provided  in the next  succeeding  sentence,  each share of the Series C-1 Preferred Stock shall be convertible, at any time, at the option of the Holder thereof, into validly issued, fully paid and non-assessable shares of the Company Common Stock and, to the extent set forth in Section 9(c), shares of Series D Preferred Stock (collectively, "Conversion Shares") at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Unless default be made in the payment of any amount due on redemption or repurchase of shares of Series C-1 Preferred Stock as provided in this Certificate of Designation, shares of Series C-1 Preferred Stock called for redemption or otherwise redeemed or purchased by the Corporation in accordance with the terms herein shall cease to be convertible into Conversion Shares at the close of business on the redemption date or date of purchase. The Conversion Price shall be initially $1.25 per share. The number of Conversion Shares issuable upon conversion of a share of Series C-1 Preferred Stock is determined by dividing the Liquidation Price (inclusive of any accrued and unpaid dividends to the conversion date) of a share of Series C-1 Preferred Stock by the Conversion Price in effect on the Conversion Date (as hereinafter defined) and rounding the result to the nearest 1/100th of a share. The Conversion Price shall be subject to adjustment as provided below. If a holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted.

               (b) In order to convert shares of the Series C-1 Preferred Stock into Conversion Shares, the Holder thereof shall surrender at the office of any transfer agent for the Series C-1 Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Series C-1 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion in accordance with the foregoing provisions (hereinafter the "Conversion Date"), and the person or persons entitled to receive Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

               (c) The Conversion Price shall be subject to adjustment as follows:

                      (i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series C-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive that number of Conversion Shares representing the percentage of all outstanding shares of Common Stock which the Holder would have owned had such Series C-1 Preferred Stock been converted immediately prior to the happening of such event and the Conversion Price shall be adjusted accordingly. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                     (ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock or other Equity Equivalent) at a price per share (or conversion price or other equivalent price per share) that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (iv) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock or other Equity Equivalent so offered, (or the aggregate conversion price or other equivalent price of the securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible or, in the case of other Equity Equivalents, the number of shares of Common Stock represented by such Equity Equivalents). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                     (iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on the record date mentioned below less the fair market value on such record date (as agreed to by the Corporation and the Majority Holders or, if not so agreed, as determined in a manner similar to the definition of Current Market Price described in the second to the last sentence of subsection (iv) below) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Conversion Shares on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subsection
(ii) above)  ("Rights")  pro rata to holders of any class of Common  Stock,  the
Corporation may, at its option, in lieu of making any adjustment pursuant to this Section 9, make proper provision so that each holder of Series C-1 Preferred Stock who converts such stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Conversion Shares issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the shares of Series C-1 Preferred Stock so converted were convertible immediately prior to the
Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                     (iv) For the  purpose of any  computation under subsections
(ii) and (iii) of this Section 9(c), the current market price (the "Current Market Price") per Conversion Share on any date shall be deemed to be equal to the average of the daily closing prices of the Common Stock on the NYSE or, if not then listed or traded on the NYSE, such national securities exchange or the NASDAQ National Market if the Common Stock is then listed or traded thereon on for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or (iii) above; provided, that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the Conversion Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Conversion Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Conversion Shares as quoted on the NASDAQ National Market or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (iv), if (A) the Common Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market but either (1) the prices described in this Section 9(c)(iv) are not available or
(2) the Majority Holders determine that such prices do not adequately reflect the fair value of a Conversion Share due to limited float or trading volume, or

(B) the Common Stock is not listed on the NYSE or other national securities market or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of a Conversion Share as agreed by the Corporation and the Majority Holders or if the Corporation and the Majority Holders are unable to agree, the fair value of a Conversion Share as determined by a nationally recognized investment bank selected jointly by the Corporation and the Majority Holders (or if they are unable to agree on such an investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Corporation, and two of which shall be selected by the Majority Holders)). The fees and expenses of such investment bank shall be paid by the Corporation.

                     (v) In any case in which this Section 9 shall require that an adjustment be made following a record date the Corporation may elect to defer (but only until five Business Days following the mailing by the Corporation to the holders of the notice of adjustment described in subsection (viii) below) issuing to the Holder of any Series C-1 Preferred Stock converted after such record date the Conversion Shares and other capital stock of the Corporation issuable upon such conversion over and above the Conversion Shares and other capital stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Corporation for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                     (vi) No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               No adjustment need be made for a transaction referred to in paragraph (c)(i), (ii) or (iii) above if all Holders of Series C-1 Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days prior notice to any transfer agent and to the Holders of the Series C-1 Preferred Stock of any such determination.

               No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee or delegee thereof.

               To the extent that the Series C-1 Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                     (vii) Adjustment for Tax Purposes. The Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by other provisions of this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                     (viii) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of the Series C-1 Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                     (ix)     Notice of Certain Transactions. In the event that:

                              (A)   the Corporation takes any action which would
require an adjustment in the Conversion Price;

                              (B)   the Corporation consolidates or merges with,
or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

                              (C)   there is a dissolution or liquidation of the
Corporation, the Corporation shall mail to holders of the Series C-1 Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(A), (B) or (C) of this Section 9(c)(ix).

                     (x) Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Series C-1 Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i), (ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the certificate of incorporation of the resulting or surviving corporation or otherwise that each holder of Series C-1 Preferred Stock then outstanding shall have the right to convert such Series C-1 Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Stock deliverable upon conversion of such Series C-1 Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and that the Conversion Price shall continue to be subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Conversion Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Series C-1 Preferred Stock by reason of the foregoing. The provisions of this Section 9(c)(x) shall similarly apply to successive consolidations, mergers, sales or conveyances.

               (c) Notwithstanding the foregoing provisions of this Section 9, if at any time the Corporation does not have a sufficient number of authorized shares of Common Stock to permit the conversion of Series C-1 Preferred Stock into shares of Common Stock, then to the extent of the deficiency, the Corporation may satisfy its obligation to deliver Conversion Shares upon conversion of Series C-1 Preferred Stock by delivering shares of Series D Preferred Stock in lieu of Conversion Shares. In any such case, the number of Shares of Series D Preferred Stock to be delivered shall be determined by dividing the number of Conversion Shares the Corporation would otherwise be obligated to deliver by the Common Share Equivalent Number (as defined in the certificate of designation for the Series D Preferred Stock) then in effect. The Corporation shall use all commercially reasonable efforts to ensure that the number of authorized shares of Common Stock is at all times sufficient to enable the full conversion of Series C-1 Preferred Stock into Conversion Shares.

Section 10.    Reports.

               So long as the Series C-1 Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Series C-1 Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series C-1 Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

Section 11.    Severability of Provisions.

               Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, American Skiing Company has caused this Certificate to be signed by William J. Fair, its President and Chief Executive Officer, this ____ day of July, 2001.


                                         AMERICAN SKIING COMPANY



                                         By:      ______________________________
                                                  Name:    William J. Fair
                                                  Title:   President and Chief
                                                           Executive Officer






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